FORTRESS BIOTECH, INC.

1111 Kane Concourse Suite 301

Bay Harbor Island, FL 33154

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

FORTRESS BIOTECH, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

FORTRESS BIOTECH, INC.

1111 Kane Concourse Suite 301

Bay Harbor Island, FL 33154

Dear Stockholder:

You are cordially invited to the Annual Meeting of Stockholders (the “Annual Meeting”) of Fortress Biotech, Inc. (the “Company”) to be held on Tuesday, June 21, 2022 at 10:00 a.m. ET. The Annual Meeting will be completely virtual and conducted by means of a live webcast as described below, which can be accessed at www.virtualshareholdermeeting.com/fbio2022 when you enter your 16-digit control number included with the Notice of Internet Availability or proxy card. At the meeting, the stockholders will be asked to (i) elect eight directors for a term of one year, (ii) conduct an advisory vote to approve the compensation of our named executive officers, (iii) ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2022, (iv) amend the Amended and Restated Certificate of Incorporation, as amended, of the Company (the “Certificate of Incorporation”) in Article IV, Section A, to increase the number of authorized shares of the Company’s Common Stock from 170,000,000 to 200,000,000, (v) amend the Company’s 2013 Stock Incentive Plan, as amended, to increase the number of shares of the Company’s Common Stock issuable thereunder, and (vi) transact any other business that may properly come before the 2022 Annual Meeting or any adjournment of the 2022 Annual Meeting. You will also have the opportunity to ask questions and make comments at the meeting.

In accordance with the rules and regulations of the Securities and Exchange Commission, we are furnishing our 2022 proxy statement and annual report to stockholders for the year ended December 31, 2021 on the internet. You may have already received our “Important Notice Regarding the Availability of Proxy Materials,” which was mailed on or about April 29, 2022. That notice described how you can obtain our proxy statement and annual report. You can also receive paper copies of our proxy statement and annual report upon request.

It is important that your stock be represented at the meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by marking our proxy card and returning it as directed. If you do attend the meeting virtually and wish to vote live during the meeting, you may revoke your proxy at the meeting.

If you have any questions about the proxy statement or the accompanying 2021 Annual Report, please contact Robyn M. Hunter, our Chief Financial Officer at 781-652-4500.

Thank you for your ongoing support of and continued interest in Fortress Biotech, Inc.

Sincerely,

/s/ Lindsay A. Rosenwald, M.D.
Lindsay A. Rosenwald, M.D.
Executive Chairman, Chief Executive Officer and President

April [●], 2022

Bay Harbor Island, FL

FORTRESS BIOTECH, INC.

1111 Kane Concourse Suite 301

Bay Harbor Island, FL 33154

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Annual Meeting Will be Conducted Virtually

To facilitate greater shareholder access, Fortress is hosting a completely virtual Annual Meeting. You may attend the webcast of the meeting via the internet on Tuesday, June 21, 2022 at 10:00 a.m. ET, at www.virtualshareholdermeeting.com/fbio2022 when you enter your 16-digit control number included with the Notice of Internet Availability or proxy card. Instructions on how to attend and participate in the Annual Meeting via the webcast are posted on www.virtualshareholdermeeting.com/fbio2022. You will be able to vote your shares by following the instructions on the website and ask questions by using the question box on the virtual meeting platform. At the meeting, stockholders will consider and act on the following items:

1.	Elect eight directors for a term of one year;
2.	An advisory vote to approve the compensation of our named executive officers;
3.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2022;
4.	Amend the Amended and Restated Certificate of Incorporation, as amended, of the Company (the “Certificate of Incorporation”) in Article IV, Section A, to increase the number of authorized shares of the Company’s Common Stock from 170,000,000 to 200,000,000;
5.	Amend the Company’s 2013 Stock Incentive Plan, as amended, to increase the number of shares of the Company’s Common Stock issuable thereunder by 3,000,000; and
6.	Transact any other business that may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

Only those stockholders of record as of the close of business on April 25, 2022 are entitled to vote at the Annual Meeting or any postponements or adjournments thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available for your inspection 10 days preceding our Annual Meeting, at our offices located at 1111 Kane Concourse Suite 301 Bay Harbor Island, FL 33154, between the hours of 10:00 a.m. and 5:00 p.m., local time, each business day, or if we determine that a physical in-person inspection is not practicable, such list of stockholders may be made available electronically, upon request.

YOUR VOTE IS IMPORTANT!

Instructions on how to vote your shares via the Internet are contained on the “Important Notice Regarding the Availability of Proxy Materials,” which was mailed on or about April 29, 2022. Instructions on how to obtain a paper copy of our proxy statement and annual report to stockholders for the year ended December 31, 2021 are listed on the “Important Notice Regarding the Availability of Proxy Materials.” These materials can also be viewed online by following the instructions listed on the “Important Notice Regarding the Availability of Proxy Materials.”

If you choose to receive a paper copy of our proxy statement and annual report, you may vote your shares by completing and returning the proxy card that will be enclosed.

Submitting your proxy does not affect your right to vote virtually if you decide to attend the Annual Meeting. You are urged to submit your proxy as soon as possible, regardless of whether or not you expect to attend the Annual Meeting. You may revoke your proxy at any time before it is voted at the Annual Meeting by (i) delivering written notice to our Corporate Secretary, Robyn M. Hunter, at our address above, (ii) submitting a later dated proxy card, (iii) voting again via the Internet as described in the “Important Notice Regarding the Availability of Proxy Materials,” or (iv) attending the Annual Meeting and voting virtually. No revocation under (i) or (ii) will be effective unless written notice or the proxy card is received by our Corporate Secretary at or before the Annual Meeting.

When you submit your proxy, you authorize Lindsay A. Rosenwald, M.D. and Robyn M. Hunter to vote your shares at the Annual Meeting and on any adjournments of the Annual Meeting in accordance with your instructions.

By Order of the Board of Directors,

/s/ Robyn M. Hunter
Robyn M. Hunter
Corporate Secretary

April [●], 2022

Bay Harbor Island, FL

FORTRESS BIOTECH, INC.

1111 Kane Concourse Suite 301

Bay Harbor Island, FL

Phone: (781) 652-4500

Fax: (781) 459-7788

PROXY STATEMENT

This proxy statement is being made available via internet access, beginning on or about April 29, 2022, to the owners of shares of common stock of Fortress Biotech, Inc. (the “Company,” “our,” “we,” or “Fortress”) as of April 25, 2022, in connection with the solicitation of proxies by our Board of Directors for our 2022 Annual Meeting of Stockholders (the “Annual Meeting”). On or about April 29, 2022, we sent an “Important Notice Regarding the Availability of Proxy Materials” to our stockholders. If you received this notice by mail, you will not automatically receive by mail our proxy statement and annual report to stockholders for the year ended December 31, 2021. If you would like to receive a printed copy of our proxy statement, annual report and proxy card, please follow the instructions for requesting such materials in the notice. Upon request, we will promptly mail you, paper copies of such materials free of charge.

The Annual Meeting will be held by live webcast on Tuesday, June 21, 2022 at 10:00 a.m. ET. You may access the meeting via the internet at www.virtualshareholdermeeting.com/fbio2022 when you enter your 16-digit control number included with the Notice of Internet Availability or proxy card. The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. You should ensure that you have a strong internet or Wi-Fi connection from wherever you intend to participate in the Annual Meeting. Our Board of Directors encourages you to read this document thoroughly and take this opportunity to vote, via proxy, on the matters to be decided at the Annual Meeting. As discussed below, you may revoke your proxy at any time before your shares are voted at the Annual Meeting.

QUESTIONS AND ANSWERS		1

Q.	Why did I receive an “Important Notice Regarding the Availability of Proxy Materials”?	1

Q.	When is the Annual Meeting?	1

Q.	Where will the Annual Meeting be held?	1

Q.	What is the purpose of the Annual Meeting?	1

Q.	How many votes do I have?	1

Q.	Who is entitled to vote at our Annual Meeting?	2

Q.	How do I vote?	2

Q:	What if I have technical difficulties or trouble accessing the virtual Annual Meeting?	3

Q.	What is a proxy?	3

Q.	How will my shares be voted if I vote by proxy?	3

Q.	Can I change my vote after I return my proxy card?	3

Q.	Is my vote confidential?	3

Q.	How are votes counted?	4

Q.	What constitutes a quorum at the Annual Meeting?	4

Q.	What vote is required to elect our directors for a one-year term?	4

Q.	How will the outcome of the non-binding vote to approve the compensation of our named executive officers be determined?	5

Q.	What vote is required to ratify KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2022?	5

Q.	What vote is required to amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock	5

Q.	What vote is required to amend the Company’s 2013 Stock Incentive Plan, as amended, to increase the number of shares of the Company’s Common Stock issuable thereunder?

Q.	What percentage of our outstanding common stock do our directors and executive officers own?	5

Q.	How can I find out the results of the voting of the Annual Meeting?	5

Q.	Who was our independent public accountant for the year ending December 31, 2021? Will they be represented at the Annual Meeting?	5

Q.	Who is paying for this proxy solicitation?	6

Q.	How can I obtain a copy of our annual report on Form 10-K?	6

CORPORATE GOVERNANCE	6

Our Board of Directors	6

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS	14

REPORT OF THE AUDIT COMMITTEE	16

OUR EXECUTIVE OFFICERS	17

EXECUTIVE COMPENSATION	18

OUTSTANDING EQUITY AWARDS AT 2021 FISCAL YEAR-END	22

EQUITY COMPENSATION PLAN INFORMATION	23

DIRECTOR COMPENSATION	24

DELINQUENT SECTION 16(A) BENEFICIAL OWNERSHIP REPORTS	25

RELATED-PERSON TRANSACTIONS	25

STOCK OWNERSHIP OF OUR DIRECTORS, EXECUTIVE OFFICERS, AND 5% BENEFICIAL OWNERS	30

PROPOSAL ONE: ELECTION OF DIRECTORS; NOMINEES	31

PROPOSAL TWO: ADVISORY VOTE ON EXECUTIVE COMPENSATION	32

PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	33

PROPOSAL FOUR: AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK	34

PROPOSAL FIVE: AMENDMENT TO THE COMPANY’S 2013 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER	35

ADDITIONAL INFORMATION	36

CERTIFICATE OF AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, OF FORTRESS BIOTECH, INC.	37

AMENDMENT TO THE COMPANY’S 2013 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER	37

QUESTIONS AND ANSWERS

Q.Why did I receive an “Important Notice Regarding the Availability of Proxy Materials”?

A.	In accordance with Securities and Exchange Commission (“SEC”) rules, instead of mailing a printed copy of our proxy materials, we may send an “Important Notice Regarding the Availability of Proxy Materials” to stockholders. All stockholders will have the ability to access the proxy materials on a website referred to in the notice or to request a printed set of these materials at no charge. You will not receive a printed copy of the proxy materials unless you specifically request one from us. Instead, the notice instructs you as to how you may access and review all of the important information contained in the proxy materials via the internet and submit your vote via the internet.

Q.When is the Annual Meeting?

A.The Annual Meeting will be held at 10:00 a.m., local time, on Tuesday, June 21, 2022.

Q.Where will the Annual Meeting be held?

A.	The Annual Meeting will be held virtually by means of a live webcast, as further described herein, which can be accessed at www.virtualshareholdermeeting.com/fbio2022 when you enter your 16-digit control number included with the Notice of Internet Availability or proxy card.

Q.What is the purpose of the Annual Meeting?

A.	At the Annual Meeting, our stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders accompanying this proxy statement, including (i) electing eight directors for a term of one year, (ii) an advisory vote to approve the compensation of our named executive officers, (iii) ratifying the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2022, (iv) amending the Amended and Restated Certificate of Incorporation of the Company, as amended, to increase the number of authorized shares of the Company’s Common Stock, (v) amend the Company’s 2013 Stock Incentive Plan, as amended, to increase the number of shares of the Company’s Common Stock issuable thereunder by 3,000,000; and (vi) transacting any other business that may properly come before the 2022 Annual Meeting or any adjournment thereof.

Q.How many votes do I have?

A.	On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

Q.Who is entitled to vote at our Annual Meeting?

A.	Only stockholders of record at the close of business on April 25, 2022, which we refer to as the Record Date, are entitled to receive notice of the Annual Meeting and to vote the shares that they held on that date at the Annual Meeting, or any adjournment or postponement thereof. As of the close of business on the Record Date, we had [●] shares of common stock outstanding. Each share of common stock entitles its holder to one vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting, may be examined at our offices located at 1111 Kane Concourse Suite 301 Bay Harbor Island, FL 33154, between the hours of 10:00 a.m. and 5:00 p.m., local time, each business day, 10 days preceding the Annual Meeting, or if we determine that a physical in-person inspection is not practicable, such list of stockholders may be made available electronically, upon request.
●	Stockholders of Record: Shares Registered in Your Name. If on the Record Date your shares were registered directly in your name with our transfer agent, Vstock Transfer LLC, then you are a stockholder of record. As a stockholder of record, you may vote live during the Annual Meeting or vote by proxy. Whether or not you plan to participate live during the Annual Meeting, we urge you to fill out and return the enclosed proxy card, to ensure your vote is counted.
●	Beneficial Owner: Shares Registered in the Name of a Broker, Bank, Custodian or Other Nominee. If on the Record Date your shares were held in an account at a brokerage firm, bank, custodian or other nominee, then you are a beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank, custodian or other nominee on how to vote the shares in your account. You are also invited to participate live in the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares live during the Annual Meeting unless you request and obtain a valid proxy from your broker, bank, custodian or other nominee.

Q.How do I vote?

A.	Whether you hold shares directly as the stockholder of record or indirectly as the beneficial owner of shares held for you by a broker or other nominee (i.e., in “street name”), you may direct your vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares you hold in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this by internet, telephone or by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares you hold in street name, the voting instruction card provided by your broker or nominee.
●	By Internet — If you have Internet access, you may authorize your proxy from any location in the world as directed in our “Important Notice Regarding the Availability of Proxy Materials.”
●	By Telephone — If you are calling from the United States or Canada, you may authorize your proxy by following the “By Telephone” instructions on the proxy card or, if applicable, the telephone voting instructions that may be described on the voting instruction card sent to you by your broker or nominee.
●	By Mail — You may authorize your proxy by signing your proxy card and mailing it in the enclosed postage-prepaid and addressed envelope. For shares you hold in street name, you may sign the voting instruction card included by your broker or nominee and mail it in the envelope provided.

You may also vote live during the Annual Meeting by following the instructions posted at [●] and entering your 16-digit control number included with the Notice of Internet Availability. If you choose to vote during the Annual Meeting, the virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. You should ensure that you have a strong internet or WiFi connection from wherever you intend to participate in the Annual Meeting.

Q:What if I have technical difficulties or trouble accessing the virtual Annual Meeting?

A.	We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number located on the meeting page.

Q.What is a proxy?

A.	A proxy is a person you appoint to vote your shares on your behalf. If you are unable to attend the Annual Meeting, our Board of Directors is seeking your appointment of a proxy so that your shares may be voted. If you vote by proxy, you will be designating Lindsay A. Rosenwald, M.D., our Executive Chairman, Chief Executive Officer and President, and Robyn M. Hunter, our Chief Financial Officer, Treasurer and Corporate Secretary, or either of them, as your proxies. Dr. Rosenwald and/or Ms. Hunter may act on your behalf and have the authority to appoint a substitute to act as your proxy.

Q.How will my shares be voted if I vote by proxy?

A.	Your proxy will be voted according to the instructions you provide. If you complete and submit your proxy but do not otherwise provide instructions on how to vote your shares, your shares will be voted (i) “FOR” the individuals nominated to serve as members of our Board of Directors, (ii) “FOR” the non-binding proposal to approve the compensation of our named executive officers, (iii) “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2022, (v) “FOR” the amendment to amend the Amended and Restated Certificate of Incorporation, as amended, of the Company in Article IV, Section A, to increase the number of authorized shares of the Company’s Common Stock from 170,000,000 to 200,000,000, and (iv) “FOR” the amendment of the Company’s 2013 Stock Incentive Plan, as amended, to increase the number of shares of the Company’s Common Stock issuable thereunder by 3,000,000. Presently, our Board does not know of any other matter that may come before the Annual Meeting. However, your proxies are authorized to vote on your behalf, using their discretion, on any other business that properly comes before the Annual Meeting.

Q.Can I change my vote after I return my proxy card?

A.Yes. You may revoke your proxy at any time before the final vote at the Annual Meeting by:

If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

●	You may send a written notice that you are revoking your proxy to our Corporate Secretary, Robyn M. Hunter, at our address above (so long as we receive such notice no later than the close of business on the day before the Annual Meeting);
●	You may submit a later dated proxy card or voting again via the Internet as described in the “Important Notice Regarding the Availability of Proxy Materials;” or
●	You may attend the virtual Annual Meeting and notify the election officials at the Annual Meeting that you wish to revoke your proxy and vote live during the Annual Meeting by following the instructions posted at www.virtualshareholdermeeting.com/fbio2022. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank, custodian or other nominee, you should follow the instructions provided by such broker, bank, custodian or other nominee.

Q.Is my vote confidential?

A.	Yes. All votes remain confidential.

Q.How are votes counted?

A.	Before the Annual Meeting, our Board of Directors will appoint one or more inspectors of election for the meeting. The inspector(s) will determine the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies. The inspector(s) will also receive, count, and tabulate ballots and votes and determine the results of the voting on each matter that comes before the Annual Meeting.

Abstentions and votes withheld, and shares represented by proxies reflecting abstentions or votes withheld, will be treated as present for purposes of determining the existence of a quorum at the Annual Meeting. They will not be considered as votes “for” or “against” any matter for which the stockholder has indicated their intention to abstain or withhold their vote. Broker or nominee non-votes, which occur when shares held in “street name” by brokers or nominees who indicate that they do not have discretionary authority to vote on a particular matter, will not be considered as votes “for” or “against” that particular matter. Broker and nominee non-votes will be treated as present for purposes of determining the existence of a quorum and may be entitled to vote on certain matters at the Annual Meeting. Broker non-votes occur when shares are held indirectly through a broker, bank or other nominee or intermediary on behalf of a beneficial owner (referred to as held in “street name”) and the broker submits a proxy but does not vote for a matter because the broker has not received voting instructions from the beneficial owner and (i) the broker does not have discretionary voting authority on the matter or (ii) the broker chooses not to vote on a matter for which it has discretionary voting authority. Pursuant to the New York Stock Exchange, which govern voting matters at the Annual Meeting, brokers are permitted to exercise discretionary voting authority only on “routine” matters when voting instructions have not been timely received from a beneficial owner.

The following matters up for vote at the Annual Meeting are considered to be “routine”: (i) the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2022, (ii) the approval of an amendment to our Certificate of Incorporation to increase our authorized common stock by 30,000,000 shares, and (iii) the amendment of the Company’s 2013 Stock Incentive Plan, as amended, to increase the number of shares of the Company’s Common Stock issuable thereunder by 3,000,000. Brokers that hold your shares, therefore, have discretionary authority to vote your shares on these matters unless they receive instructions from you on those matters.

Q.What constitutes a quorum at the Annual Meeting?

A.	In accordance with Delaware law (the law under which we are incorporated) and our Second Amended and Restated Bylaws, the presence at the Annual Meeting, by proxy or virtually in person, of the holders of a majority of the outstanding shares of the capital stock entitled to vote at the Annual Meeting constitutes a quorum, thereby permitting the stockholders to conduct business at the Annual Meeting. Abstentions, votes withheld, and broker or nominee non-votes will be included in the calculation of the number of shares considered present at the Annual Meeting for purposes of determining the existence of a quorum.

If a quorum is not present at the Annual Meeting, a majority of the stockholders present virtually in person and by proxy may adjourn the meeting to another date. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting by our Board, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the originally called Annual Meeting.

Q.What vote is required to elect our directors for a one-year term?

A.	The affirmative vote of a plurality of the votes of the shares present, virtually in person or by proxy, at the Annual Meeting is required for the election of each of the nominees for director. “Plurality” means that the nominees receiving the largest number of votes up to the number of directors to be elected at the Annual Meeting will be duly elected as directors. Abstentions, votes withheld, and broker or nominee non-votes will not affect the outcome of director elections.

Q.	How will the outcome of the non-binding vote to approve the compensation of our named executive officers be determined?
A.	The affirmative vote of a majority of the shares present, virtually in person or in proxy, and entitled to vote at the Annual Meeting is required to adopt the non-binding advisory vote to approve the compensation of our named executive officers. Abstentions and votes withheld will have the same effect as a negative vote. However, broker or nominee non-votes, and shares represented by proxies reflecting broker or nominee non-votes will not have the effect of a votes against this proposal as they are not considered to be present and entitled to vote on this matter.
Q.	What vote is required to ratify KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2022?
A.	The affirmative vote of a majority of the shares cast, virtually in person or by proxy, at the Annual Meeting is required to approve the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2022. Abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote. However, they will be counted toward the quorum requirement.
Q.	What vote is required to amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock?
A.	The affirmative vote of a majority of the outstanding shares of the Company’s Common Stock is required to approve the amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock. Abstentions, broker or nominee non votes, and shares represented by proxies reflecting broker or nominee non-votes will have the same effect as a negative vote.
Q.	What vote is required to amend the Company’s 2013 Stock Incentive Plan, as amended, to increase the number of shares of the Company’s Common Stock issuable thereunder?

A.

The affirmative vote of a majority of the outstanding shares of the Company’s Common Stock is required to approve the amendment to the Company’s 2013 Stock Incentive Plan, as amended. Abstentions, broker or nominee non votes, and shares represented by proxies reflecting broker or nominee non-votes will have the same effect as a negative vote.

Q.What percentage of our outstanding common stock do our directors and executive officers own?

A.	As of March 31, 2022, our directors and executive officers owned, or have the right to acquire, approximately 26.3% of our outstanding common stock. See the discussion under the heading “Stock Ownership of Our Directors, Executive Officers, and 5% Beneficial Owners” on page 30 for more details.
Q.	How can I find out the results of the voting of the Annual Meeting?
A.	We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Form 8-K filed with the SEC, within four business days of the Annual Meeting.
Q.	Who was our independent public accountant for the year ending December 31, 2021? Will they be represented at the Annual Meeting?
A.	In September 2021, the Company dismissed BDO USA, LLP as its independent registered public accounting firm and retained KPMG LLP as its independent registered public accounting firm for the fiscal year ended December 31, 2021. We expect a representative of KPMG LLP to be present virtually at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to answer your questions.

Q.	Who is paying for this proxy solicitation?
A.	We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. If you choose to vote over the internet, you are responsible for internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities and also by our proxy solicitation firm who we have retained for that purpose.
Q.	How can I obtain a copy of our annual report on Form 10-K?
A.	We have filed our annual report on Form 10-K for the year ended December 31, 2021, with the SEC. The annual report on Form 10-K is also included in the 2022 Annual Report to Stockholders. You may obtain, free of charge, a copy of our annual report on Form 10-K, including financial statements and exhibits, by writing to our corporate secretary, Robyn M. Hunter, or by email at info@fortressbiotech.com. Upon request, we will also furnish any exhibits to the annual report on Form 10-K as filed with the SEC.

CORPORATE GOVERNANCE

Our Board of Directors

Our Second Amended and Restated Bylaws provide that the Board shall consist of one or more members, as determined from time to time by resolution of the Board. Currently, our Board consists of eight members. The following individuals are being nominated to serve on our Board (See “Proposal 1 — Election of Directors; Nominees”):

Name of Director Nominee	Age	Title	Director Since
Lindsay A. Rosenwald, M.D.	67	Chairman, President and Chief Executive Officer	October 2009
Eric K. Rowinsky, M.D.	65	Co-Vice Chairman and Director	October 2010
Jimmie Harvey, Jr., M.D.	70	Director	December 2008
Malcolm Hoenlein	78	Director	February 2014
Dov Klein, CPA	70	Director	July 2015
J. Jay Lobell	59	Director	June 2006
Kevin L. Lorenz, J.D.	57	Director	August 2019
Michael S. Weiss	56	Director and Executive Vice Chairman, Strategic Development	December 2013

The Board does not have a formal policy regarding the separation of the roles of Chief Executive Officer and Executive Chairman, as the Board believes that it is in the best interests of the Company to make that determination based on the direction of the Company and the current membership of the Board. The Board has determined that having a director who is an executive officer serve as the Chairman is in the best interest of the Company’s stockholders at this time.

Fortress has a risk management program overseen by Lindsay A. Rosenwald, M.D., our Executive Chairman, Chief Executive Officer and President and the Board. Dr. Rosenwald and management identify material risks and prioritize them for our Board. Our Board regularly reviews information regarding our credit, liquidity, operations, and compliance as well as the risks associated with each.

The following biographies set forth the names of our directors and director nominees, their ages, the year in which they first became directors, their positions with us, their principal occupations and employers for at least the past five years, any other directorships held by them during the past five years in companies that are subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), or any company registered as an investment company under the Investment Company Act of 1940, as well as additional information, all of which we believe sets forth each director nominee’s qualifications to serve on the Board. There is no family relationship between and among any of our executive officers or directors. There are no arrangements or understandings between any of our executive officers or directors and any other person pursuant to which any of them are elected as an officer or director, except as disclosed below.

Fortress adheres to the corporate governance standards adopted by The Nasdaq Stock Market (“Nasdaq”). Nasdaq rules require our Board to make an affirmative determination as to the independence of each director. Consistent with these rules, our Board completed its annual review of director independence on March 28, 2022. During the review, our Board considered relationships and transactions during 2021 and during the past three fiscal years between each director or any member of his immediate family, on the one hand, and the Company and our partner companies and affiliates, on the other hand. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. Based on this review, our Board determined that Messrs. Hoenlein, Klein, Lobell, Lorenz and Dr. Harvey are independent under the criteria established by Nasdaq and our Board.

Director Nominees

Lindsay A. Rosenwald, M.D., 67, has served as a member of the Company’s Board of Directors since October 2009 and as Chairman, President and Chief Executive Officer of the Company since December 2013. From November 2014 to August 2015, he served as interim President and Chief Executive Officer of Checkpoint Therapeutics, Inc. (Nasdaq: CKPT). Dr. Rosenwald currently serves as a member of the board of directors of Fortress partner companies Avenue Therapeutics, Inc. (Nasdaq: ATXI), Checkpoint Therapeutics, Inc. (Nasdaq: CKPT), Mustang Bio, Inc. (Nasdaq: MBIO) and Journey Medical Corporation (Nasdaq: DERM). From 1991 to 2008, Dr. Rosenwald served as the Chairman of Paramount BioCapital, Inc. He received his B.S. in finance from Pennsylvania State University and his M.D. from Temple University School of Medicine. The Board believes that Dr. Rosenwald’s extensive biotechnology, pharmaceutical and finance expertise, as well as his medical background and in-depth understanding of the Company’s businesses, make him an exemplary candidate to continue serving on the Company’s board.

Eric K. Rowinsky, M.D., 65, has served as Co-Vice Chairman of the Board of Directors and a consultant to the Company since October 2010 and is responsible for overseeing the Company’s clinical development plan for acute myeloid leukemia and solid tumor malignancies. He has been Chief Medical Officer of Hummingbird Biosciences, Inc., a clinical-stage biopharmaceutical company, since July 2021. Dr. Rowinsky has served as the Executive Chairman and President of Inspirna, Inc. (formerly Rgenix Inc) a clinical-stage biopharmaceutical company from November 2015 to September 2021, and currently serves on its Board of Directors and as its President. He served as Executive Vice President, Chief Medical Officer and Head of Research and Development of Stemline Therapeutics, Inc., a clinical-stage biopharmaceutical company, from November 2011 until October 2015, resulting in the registration of Elzonris®. Prior to joining Stemline, Dr. Rowinsky was co-founder and Chief Executive Officer of Primrose Therapeutics, Inc., a start-up biotechnology company focused on polycystic kidney disease, from June 2010 until its acquisition in September 2011. He also served as a drug development and regulatory strategy consultant to the ImClone-Lilly Oncology Business Unit and several other biopharmaceutical and life sciences companies from 2010 to 2011. From 2005 to 2009, Dr. Rowinsky was Executive Vice President and Chief Medical Officer of ImClone Systems Incorporated, where he led the FDA approval of Erbitux® for head and neck and colorectal cancers and advanced eight other monoclonal antibodies through clinical development, with four ultimately being registered world-wide. From 1996 to 2004, Dr. Rowinsky held several positions at the Cancer Therapy and Research Center, including Director of the Institute of Drug Development, or IDD, and the SBC Endowed Chair for Early Drug Development at the IDD. From 1996 to 2006, he was a Clinical Professor of Medicine at the University of Texas Health Science Center at San Antonio. From 1988 to 1996, Dr. Rowinsky was an Associate Professor of Oncology at The Johns Hopkins University School of Medicine. He was a longstanding National Cancer Institute principal and co-principal investigator from 1990 to 2004 and was integrally involved in pivotal clinical and preclinical investigations that led to the development of numerous cancer therapeutics, including paclitaxel, docetaxel, topotecan, irinotecan, erlotinib, gefitinib and temsirolimus among others. Dr. Rowinsky is currently an Adjunct Professor of Medicine at New York University School of Medicine, and he sits on the boards of directors of Biogen Inc. and Verastem Inc., both publicly traded clinical-stage biopharmaceutical and life science companies. Over the last 5 years, he has also served on the board of directors of BIND Therapeutics, Inc., a publicly traded biopharmaceutical and life-science company that was acquired by Pfizer, Inc, in 2016 and, until March 2018, Navidea Biopharmaceuticals, Inc. Dr. Rowinsky received his M.D. from Vanderbilt University School of Medicine. He completed his residency in internal medicine at the University of California, San Diego and completed his fellowship in medical oncology at Johns Hopkins Oncology Center. Dr. Rowinsky received his B.A. from New York University.

Jimmie Harvey, Jr., M.D., 70, has served as a member of the Board of Directors since December 2008. In 1984, Dr. Harvey founded Birmingham Hematology and Oncology Associates, L.L.C. (now Alabama Oncology, L.L.C.), a private medical company located in Birmingham, Alabama. Dr. Harvey has experience in clinical trial execution and management and was a principal investigator in two trials, one investigating a novel monoclonal antibody and the other investigating a small molecule used to treat immunologic malignancies. Dr. Harvey holds a B.A. in chemistry from Emory University and received his M.D. from Emory University School of Medicine. Dr. Harvey completed his medical oncology training at the Vincent T. Lombardi Cancer Center at Georgetown University. Based on Dr. Harvey’s medical background, including his oncology expertise, the Board of Directors believes that Dr. Harvey has the appropriate set of skills to serve as a member of the Board in light of the Company’s business and structure.

Malcolm Hoenlein, 78, has served as a member of the Board of Directors since February 2014. Since 1986, Mr. Hoenlein has served as Executive Vice Chairman of the Conference of Presidents of Major American Jewish Organizations, the coordinating body on international and national concerns for 51 national American Jewish organizations. Previously, he served as the founding Executive Director of the Jewish Community Relations Council of Greater New York. Prior to that, he was the founding Executive Director of the New York Conference on Soviet Jewry. A National Defense Fellow at the Near East Center of the University of Pennsylvania, Mr. Hoenlein taught International Relations in the Political Science Department and served as a Middle East specialist at the Foreign Policy Research Institute. In addition, he served on the editorial staff of ORBIS, the Journal of World Affairs. He serves currently as a director of Nanox Imaging Plc. and Bonus BioGroup. He previously served as a director for DarioHealth Corp, WellSense Technology, Delek Oil, Eco-Fusion North America, Inc., Powermat USA, and Bank Leumi USA. Mr. Hoenlein has a B.A. in Political Science from Temple University and an M.A. in International Relations from the University of Pennsylvania, as well as an Hon. LL.D. from Touro College, an Hon. D.H.L. from Yeshiva University, an Hon. D.H.L. from Temple University and an Hon. D.H.L. from Bar Ilan University. Based on Mr. Hoenlein’s demonstrated sound business judgment and leadership and management experience, the Board of Directors believes that Mr. Hoenlein has the appropriate set of skills to serve as a member of the Board in light of the Company’s business and structure.

Dov Klein, CPA, 70, has served as a member of the Board of Directors since July 2015. From January 2016 through December 31, 2020, Mr. Klein has been an audit partner at Marks Paneth LLP, a certified public accounting and consulting firm. Effective January 1, 2021, Mr. Klein is a retired partner of Marks Paneth LLP. Prior to 2016, Mr. Klein was an audit partner at RSSM CPA LLP, a certified public accounting and strategic advisory firm, which he joined in 2001. His practice focused on audits and reviews and compilation of financial statements for clients in various industries. Mr. Klein has also consulted on matters in litigation and conducted financial due diligence in mergers and acquisitions as well as business planning for growing businesses. Mr. Klein has been a certified public accountant since 1978 and is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants. Mr. Klein received his BSc in Accounting from Brooklyn College, The City University of New York.

J. Jay Lobell, 59, has served as a member of the Board of Directors since June 2006. Mr. Lobell is President of GMF Capital, LLC which he co-founded in January 2016. Mr. Lobell was also a founder of Beech Street Capital, LLC, a real estate lending company, serving as its Vice Chairman from December 2009 until the company’s sale to Capital One Financial Corporation in November 2013. From January 2005 to December 2009, Mr. Lobell served as President and Chief Operating Officer of Paramount Biosciences, LLC, or PBS, a private biotechnology investment and development company. In that capacity, he had substantial responsibility for the assembly and oversight of companies PBS founded and incubated, including the Company. Mr. Lobell currently serves on the board of directors of several private companies, including Sava Senior Care, where he has served since September 2013, Tender Touch Rehabilitation Services, where he has served since October 2014, and Pardes Biosciences, where he has served since January 2021. Mr. Lobell was a partner in the law firm Covington & Burling LLP from October 1996 through January 2005, where he advised companies and individuals as a member of the firm’s securities litigation and white collar defense practice group. Mr. Lobell received his B.A. (summa cum laude, Phi Beta Kappa) from The City University of New York and his J.D. from Yale Law School, where he was senior editor of The Yale Law Journal.

Kevin L. Lorenz, J.D., 57, has served as a member of the Board of Directors since August 2019. Mr. Lorenz has over 25 years of experience guiding and implementing investment strategies across public and private companies. Since 2015, Mr. Lorenz has been Chief Investment Officer, Senior Vice President, Treasury & Private Investments at the Katz Group in the family office of Daryl Katz, which has operations in sports and entertainment, real estate, and public and private investments. Mr. Lorenz works directly with the principal of the Katz Group to oversee the design, implementation, and monitoring of the overall investment strategy for public and private passive investments. Prior to joining the Katz Group, Mr. Lorenz was Director, Ultra High Net Worth (“UHNW”) Private Client Business at Credit Suisse Securities, LLC from 2009 - 2015, where he was selected to expand Credit Suisse’s UHNW private client business into Canada. From 2004 to 2009, Mr. Lorenz was the Director, UHNW Management Group at UBS Financial Services, Inc., where he was a key contributor to the formation and development of the company’s first dedicated UBS UHNW office. Earlier in his career, he held positions of increasing responsibility at Merrill Lynch Pierce Fenner & Smith, Inc. and the Office of the Comptroller of the Currency, an independent bureau within the U.S. Department of the Treasury that charters, regulates and supervises all national banks and thrift institutions. Mr. Lorenz holds a J.D. from George Mason University Antonin Scalia Law School, an M.B.A. from Benedictine University and a B.S. in economics from Illinois State University.

Michael S. Weiss, 56, has served as our Executive Vice Chairman, Strategic Development since February 2014. He currently serves as a member of the board of directors of several of our partner companies, including Checkpoint Therapeutics, Inc. (Nasdaq: CKPT) and Mustang Bio, Inc. (Nasdaq: MBIO). Mr. Weiss is currently the Executive Chairman of Mustang Bio, Inc. (where he served as interim CEO from March 2015 to April 2017) and the Chairman of the Board of Directors of Checkpoint Therapeutics, Inc. (where he served as interim CEO from August 2015 to October 2015). From March 2015 until February 2019, Mr. Weiss served on the board of Avenue Therapeutics, Inc. (Nasdaq: ATXI). Since December 2011, Mr. Weiss has served in multiple capacities at TG Therapeutics, Inc., a related party, and is currently its Executive Chairman, Chief Executive Officer and President. In 1999, Mr. Weiss founded Access Oncology which was later acquired by Keryx Biopharmaceuticals (NASDAQ: KERX) in 2004. Following the merger, Mr. Weiss remained as Chief Executive Officer of Keryx. He began his professional career as a lawyer with Cravath, Swaine & Moore LLP. Mr. Weiss earned his B.S. in Finance from The University of Albany and his J.D. from Columbia Law School.  Based on Mr. Weiss’s biotechnology and pharmaceutical industry experience, as well as his extensive management experience, the Board of Directors believes that Mr. Weiss has the appropriate set of skills to serve as a member of the Board in light of the Company’s business and structure.

During 2021, our Board held 11 meetings. During 2021, each incumbent director who served their full term and are standing for election attended 92% of the meetings of the Board of Directors and the meetings of those committees on which each incumbent director served, in each case during the period that such person was a director. The permanent committees established by our Board of Directors are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, descriptions of which are set forth in more detail below. Our directors are expected to attend each Annual Meeting of Stockholders, and it is our expectation that all of the directors standing for election will attend this year’s Annual Meeting. Last year, all of our then-incumbent directors attended the 2021 Annual Meeting of Stockholders.

Communicating with the Board of Directors

Our Board has established a process by which stockholders can send communications to the Board. You may communicate with the Board as a group, or to specific directors, by writing to Robyn M. Hunter, our Corporate Secretary, at our offices located at 1111 Kane Concourse Suite 301, Bay Harbor Island, FL 33154. The Corporate Secretary will review all such correspondence and regularly forward to the Board a summary of all correspondence and copies of all correspondence that deals with the functions of the Board or committees thereof or that otherwise requires their attention. Directors may at any time review a log of all correspondence we receive that is addressed to members of our Board and request copies of any such correspondence. Concerns relating to accounting, internal controls, or auditing matters may be communicated in this manner, or may be submitted on an anonymous basis via e-mail at info@fortressbiotech.com. These concerns will be immediately brought to the attention of our Audit Committee and resolved in accordance with procedures established by our Audit Committee.

Board Selection and Diversity

On August 6, 2021, the SEC approved amendments to the Listing Rules of NASDAQ related to board diversity. As described below under “Nominating Committee,” our Board considers diversity, among other factors, in considering nominations for the Board. Although we are not required to comply with the Diverse Board Representation Rule until August 2023 (one diverse director) and August 2026 (two diverse directors), we believe we will meet the requirements of that rule by the applicable compliance date.

The table below provides certain highlights of the composition of our Board members. Each of the categories listed in the table below has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (As of March 31, 2022)

Board Size:
Total Number of Directors: 8

Did not Disclose
	Female	Male	Non-Binary	Gender
Gender:
Directors	–	8	–	–
Demographic Background
African American or Black	–	–	–	–
Alaskan Native or Native American	–	–	–	–
Asian (other than South Asian)	–	–	–	–
South Asian	–	–	–	–
Hispanic or Latinx	–	–	–	–
Native Hawaiian or Pacific Islander	–	–	–	–
White	–	8	–	–
Two or More Races or Ethnicities	–	–	–	–
LGBTQ+	–	–	–	–
Persons with Disabilities	–	–	–	–

Audit Committee

The Audit Committee currently consists of Messrs. Klein (chair), Lobell, and Dr. Harvey. During 2021, the Audit Committee held five meetings. The duties and responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee which was recently reviewed by our Audit Committee. Our Audit Committee determined that no revisions needed to be made to the charter at this time. A copy of the Charter of the Audit Committee is available on our website, located at www.fortressbiotech.com. Among other matters, the duties and responsibilities of the Audit Committee include reviewing and monitoring our financial statements and internal accounting procedures, the selection of our independent registered public accounting firm and consulting with and reviewing the services provided by our independent registered public accounting firm. Our Audit Committee has sole discretion over the retention, compensation, evaluation and oversight of our independent registered public accounting firm.

The SEC and Nasdaq have established rules and regulations regarding the composition of audit committees and the qualifications of audit committee members. Our Board of Directors has examined the composition of our Audit Committee and the qualifications of our Audit Committee members in light of the current rules and regulations governing audit committees. Based upon this examination, our Board of Directors has determined that each member of our Audit Committee is independent and is otherwise qualified to be a member of our Audit Committee in accordance with the rules of the SEC and Nasdaq.

Additionally, the SEC requires that at least one member of the Audit Committee have a “heightened” level of financial and accounting sophistication. Such a person is known as the “audit committee financial expert” under the SEC’s rules. Our Board has determined that Mr. Klein is an “audit committee financial expert,” as the SEC defines that term, and is an independent member of our Board of Directors and our Audit Committee. Please see Mr. Klein’s biography on page 8 for a description of his relevant experience.

The report of the Audit Committee can be found on page 16 of this proxy statement.

Compensation Committee

During 2021, the Compensation Committee held 2 meetings. The Compensation Committee currently consists of Messrs. Klein, Lobell (chair), and Dr. Harvey. The duties and responsibilities of the Compensation Committee are set forth in its charter. A copy of the charter of the Compensation Committee is available on the Company’s website, located at www.fortressbiotech.com, under the Investors — Governance — Governance Documents section. As discussed in its charter, among other things, the duties and responsibilities of the Compensation Committee include annually evaluating the performance of the Chief Executive Officer and our other executive officers, determining the overall compensation of the Chief Executive Officer and our other executive officers and administering all executive compensation programs, including, but not limited to, our incentive and equity-based plans. The Compensation Committee also reviews and discusses with management the Compensation Overview section of our proxy statement and reviews an approves the say on pay and frequency proposals to be included in our proxy statement. The Compensation Committee applies discretion in the determination of individual executive compensation packages to ensure compliance with the Company’s compensation philosophy. The Chief Executive Officer makes recommendations to the Compensation Committee with respect to the compensation packages for officers other than himself. The Compensation Committee may delegate its authority to grant awards to certain employees, and within specified parameters under the Compensation Committee Charter, to a special committee consisting of one or more directors who may but need not be officers of the Company. As of the mailing of this proxy statement on or around April 29, 2022, however, the Compensation Committee had not delegated any such authority.

Nasdaq has established rules and regulations regarding the composition of compensation committees and the qualifications of compensation committee members. Our Board of Directors has examined the composition of our Compensation Committee and the qualifications of our Compensation Committee members in light of the current rules and regulations governing compensation committees. Based upon this examination, our Board of Directors has determined that each member of our Compensation Committee is independent and is otherwise qualified to be a member of our Compensation Committee in accordance with such rules.

Additional information regarding the Compensation Committee’s processes and procedures for consideration of executive compensation can be found in the Compensation Overview beginning on page 18 of this proxy statement.

Nominating Committee

The Nominating and Corporate Governance Committee is currently composed of Committee Chairman Mr. Lobell and directors Messrs. Klein and Hoenlein. The functions of the Nominating and Corporate Governance Committee include, among other things:

●	making recommendations to the Board of Directors regarding the size and composition of the Board of Directors;
●	developing minimum qualifications for director candidates and evaluating such candidates in such a manner as the Nominating and Corporate Governance Committee deems appropriate;
●	except where otherwise required, selecting candidates for election to the Board of Directors and to fill any vacancies on the Board of Directors, such selected candidates to then be voted by the Board of Directors;
●	establishing procedures for the nomination process;
●	establishing and administering a periodic assessment procedure relating to the performance of the Board of Directors as a whole and its individual members; and
●	making recommendations to the Board of Directors regarding corporate governance matters and practices, including formulating and periodically reviewing corporate governance guidelines to be adopted by the Board of Directors.

The Nominating and Corporate Governance Committee of the Board of Directors has the responsibility for establishing the qualifications for director candidates. The Committee does not have a formal policy on Board of Directors candidate qualifications. It may consider those factors it deems appropriate in evaluating director nominees made either by the Board of Directors or stockholders, including judgment, skill, strength of character, experience with businesses and organizations comparable in size or scope to the Company, experience and skills relative to other Board of Directors’ members, specialized knowledge or experience, and diversity. Depending upon the current needs of the Board of Directors, certain factors may be weighed more or less heavily. In considering candidates for the Board of Directors, the directors evaluate the entirety of each candidate’s credentials and do not currently have any specific minimum qualifications that must be met. The directors will consider candidates from any reasonable source, including current Board of Directors’ members, stockholders, professional search firms or other persons. The directors will not evaluate candidates differently based on who has made the recommendation. Our policy describing our director nomination process is included in our Nominating and Corporate Governance Committee Charter, which is available on the Company’s website, located at www.fortressbiotech.com, under the Investors — Governance — Governance Documents section. We believe that the current process in place functions effectively to select director nominees who will be valuable members of our Board of Directors. We identify potential nominees to serve as directors through a variety of business contacts, including current executive officers, directors, community leaders and stockholders. We may, to the extent they deem appropriate, retain a professional search firm and other advisors to identify potential nominees.

We will also consider candidates recommended by stockholders for nomination to our Board. A stockholder who wishes to recommend a candidate for nomination to our Board must submit such recommendation to our Corporate Secretary, Robyn M. Hunter, at our offices located at 1111 Kane Concourse Suite 301, Bay Harbor Island, FL 33154. Any recommendation must be received not less than 60 calendar days nor more than 90 calendar days before the anniversary date of the previous year’s annual meeting. All stockholder recommendations of candidates for nomination for election to our Board must be in writing and must set forth the following: (i) the candidate’s name, age, business address, and other contact information, (ii) the number of shares of common stock beneficially owned by the candidate, (iii) a complete description of the candidate’s qualifications, experience, background and affiliations, as would be required to be disclosed in the proxy statement pursuant to Schedule 14A under the Exchange Act, (iv) a sworn or certified statement by the candidate in which he or she consents to being named in the proxy statement as a nominee and to serve as director if elected, and (v) the name and address of the stockholder(s) of record making such a recommendation.

We believe that our Board as a whole should encompass a range of talent, skill, and expertise enabling it to provide sound guidance with respect to our operations and interests. Our independent directors evaluate all candidates to our Board by reviewing their biographical information and qualifications. If the independent directors determine that a candidate is qualified to serve on our Board, such candidate is interviewed by at least one of the independent directors and our Chief Executive Officer. Other members of the Board also have an opportunity to interview qualified candidates. The independent directors then determine, based on the background information and the information obtained in the interviews, whether to recommend to the Board that the candidate be nominated for approval by the stockholders to fill a directorship. With respect to an incumbent director whom the independent directors are considering as a potential nominee for re-election, the independent directors review and consider the incumbent director’s service during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Board. The manner in which the independent directors evaluate a potential nominee will not differ based on whether the candidate is recommended by our directors or stockholders.

We consider the following qualifications, among others, when making a determination as to whether a person should be nominated to our Board: the independence of the director nominee; the nominee’s character and integrity; financial literacy; level of education and business experience, including experience relating to biopharmaceutical companies; whether the nominee has sufficient time to devote to our Board; and the nominee’s commitment to represent the long-term interests of our stockholders. We review candidates in the context of the current composition of the Board and the evolving needs of our business. We believe that each of the current members of our Board (who are also our director nominees) has the requisite business, biopharmaceutical, financial or managerial experience to serve as a member of the Board, as described above in their biographies under the heading “Our Board of Directors.” We also believe that each of the current members of our Board has other key attributes that are important to an effective board, including integrity, high ethical standards, sound judgment, analytical skills, and the commitment to devote significant time and energy to service on the Board and its committees.

We do not have a formal policy in place with regard to diversity in considering candidates for our Board, but the Board strives to nominate candidates with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee our business.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, or the Code, which applies to all of our directors, officers and employees, including our principal executive officer and principal financial officer. The Code includes guidelines dealing with the ethical handling of conflicts of interest, compliance with federal and state laws, financial reporting, and our proprietary information. The Code also contains procedures for dealing with and reporting violations of the Code. We have posted our Code of Business Conduct and Ethics under the Investors — Governance — Governance Documents section of the Company’s website, located at www.fortressbiotech.com.

Policy Prohibiting Hedging and Speculative Trading

Pursuant to our Insider Trading Policy, our officers, directors, and employees are prohibited from engaging in speculative trading, including hedging transactions or short sale transactions with respect to Company securities.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

KPMG LLP (“KPMG”), served as the Company’s independent registered public accounting firm from September 28 until the end of the year ended December 31, 2021. BDO USA, LLP (“BDO”) audited our financial statements for the year ended December 31, 2020. We expect a representative of KPMG to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to answer your questions.

As previously reported on the Form 8-K filed on September 24, 2021, the Company dismissed BDO as the Company’s independent registered public accounting firm and, on September 28, 2021, appointed KPMG as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2021. The dismissal of BDO and the approval of KPMG were approved by the Audit Committee and the Board of Directors.

BDO’s reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2019 and 2020 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company’s fiscal years ended December 31, 2019 and 2020, and through September 20, 2021, the Company did not have any disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the consolidated financial statements for such time periods.

Our Board has asked the stockholders to ratify the selection of KPMG as our independent registered public accounting firm. See “Proposal Three: Ratification of Appointment of KPMG as Our Independent Registered Public Accounting Firm” on page 33 of this proxy statement. The Board has reviewed the fees described below and concluded that the payment of such fees is compatible with maintaining KPMG’s independence. All proposed engagements of KPMG, whether for audit services, audit-related services, tax services, or permissible non-audit services, were pre-approved by our Audit Committee.

Audit Fees

For the fiscal year ended December 31, 2021 we were billed approximately $175,000 by KPMG in fees for the professional services rendered in connection with the Company’s third quarter review and annual audit and $$1,535,000 related to stand-alone audits and filings of certain of the Company’s partner companies.

For the fiscal year ended December 31, 2021 and 2020, we were billed approximately $1,575,154 and $1,625,294 by BDO, respectively, in fees for the professional services rendered in connection with the audits of our annual financial statements included in our Annual Reports on Forms 10-K and 10-K/A for the 2020 fiscal year, the audit of internal control over financial reporting for that fiscal year, the review of our financial statements included in our Quarterly Reports on Form 10-Q for 2020 and 2021 through the quarter ended June 30, 2021, and other services provided in connection with registration statements. In 2021 and 2020, included in these fees for BDO is $930,204 and $901,794, related to stand-alone audits and filings of certain of the Company’s partner companies.

Audit-Related Fees

During the fiscal year ended December 31, 2021 we incurred no costs from KPMG for audit-related services reasonably related to the performance of the audits and reviews for the respective fiscal year.

During the fiscal years ended December 31, 2021 and 2020, we incurred no costs from BDO for audit-related services reasonably related to the performance of the audits and reviews for the respective fiscal years.

Tax Fees

During the fiscal year ended December 31, 2021 we were billed approximately $40,475 from KPMG for fees for professional services rendered for tax compliance, tax advice, and tax planning services.

During the fiscal years ended December 31, 2021 and 2020, we incurred no costs from BDO for any fees for professional services rendered for tax compliance, tax advice, and tax planning services.

All Other Fees

During the fiscal year ended December 31, 2021 we incurred no costs from KPMG for other accounting fees not related directly to the audit.

During the fiscal years ended December 31, 2021 and 2020, we incurred $25,000 and no costs, respectively, from BDO, for other accounting fees not related directly to the audit.

Pre-Approval of Services

Our Audit Committee has established a policy setting forth the procedures under which services provided by our independent registered public accounting firm will be pre-approved by our Audit Committee. The potential services that might be provided by our independent registered public accounting firm fall into two categories:

●	Services that are permitted, including the audit of our annual financial statements, the review of our quarterly financial statements, related attestations, benefit plan audits and similar audit reports, financial and other due diligence on acquisitions, and federal, state, and non-US tax services; and
●	Services that may be permitted, subject to individual pre-approval, including compliance and internal-control reviews, indirect tax services such as transfer pricing and customs and duties, and forensic auditing.

Services that our independent registered public accounting firm may not legally provide include such services as bookkeeping, certain human resources services, internal audit outsourcing, and investment or investment banking advice.

All proposed engagements of our independent registered public accounting firm, whether for audit services or permissible non-audit services, are pre-approved by the Audit Committee. We jointly prepare a schedule with our independent registered public accounting firm that outlines services which we reasonably expect we will need from our independent registered public accounting firm and categorize them according to the classifications described above. Each service identified is reviewed and approved or rejected by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

In monitoring the preparation of our financial statements, the Audit Committee met with management and representatives of KPMG LLP, the Company’s independent registered public accounting firm from September 28, 2021 to the present, to review and discuss all financial statements prior to their issuance and to discuss any and all significant accounting issues. Management and our independent registered public accounting firm advised the Audit Committee that each of the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee’s review included a discussion of the matters required to be discussed pursuant to Public Company Accounting Oversight Board (United States) Auditing Standard 1301 (Communication with Audit Committees). Auditing Standard 1301 requires our independent registered public accounting firm to discuss with the Audit Committee, among other things, the following:

●	Methods used to account for significant or unusual transactions;
●	The effect of any accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;
●	The process used by management to formulate sensitive accounting estimates and the basis for the independent registered public accounting firm’s conclusion regarding the reasonableness of any such estimates; and
●	Any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures necessary in the financial statements.

The Audit Committee has discussed the independence of KPMG LLP from September 28, 2021 through the fiscal year 2021, including the written disclosures made by KPMG LLP to the Audit Committee, as required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence.” PCAOB Rule 3526 requires the independent registered public accounting firm to (i) disclose in writing all relationships that, in the independent registered public accounting firm’s professional opinion, may reasonably be thought to bear on independence, (ii) confirm their perceived independence, and (iii) engage in a discussion of independence with the Audit Committee.

Finally, the Audit Committee continues to monitor the scope and adequacy of our internal controls and other procedures, including any and all proposals for adequate staffing and for strengthening internal procedures and controls where appropriate and necessary. These measures include, without limitation, a quarterly review of related party transactions and relationships pursuant to regularly-updated reports prepared by the Company’s internal legal counsel and Chief Financial Officer.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board that it approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for filing with the SEC. By the Audit Committee of the Board of Directors

Dov Klein, CPA, Chairman

Jimmie Harvey, Jr., M.D.

J. Jay Lobell

Dated April [●], 2022

OUR EXECUTIVE OFFICERS

Executive Officers

Our current executive officers are as follows:

Name	Age	Position
Lindsay A. Rosenwald, M.D.	67	Executive Chairman, Chief Executive Officer and President
Robyn M. Hunter	60	Chief Financial Officer, Treasurer and Corporate Secretary
Michael S. Weiss	56	Executive Vice Chairman, Strategic Development
George Avgerinos, Ph.D.	69	Senior Vice President, Biologics Operations

No executive officer is related by blood, marriage or adoption to any other director or executive officer. The biographies of Dr. Rosenwald and Mr. Weiss are presented in connection with “Corporate Governance” beginning on page 7 of this proxy statement.

Robyn M. Hunter, 60, has served as our Chief Financial Officer since June 26, 2017 and also currently serves as our corporate secretary. Ms. Hunter has more than 30 years of financial and operational experience in an array of industries. From June 2011 until her promotion to Chief Financial Officer, Ms. Hunter served as the Company’s Vice President and Corporate Controller, where she has implemented financial and operational processes, procedures and policies to facilitate the Company’s execution of its growth strategy. From January 2006 to May 2011, Ms. Hunter served as Senior Vice President and Chief Financial Officer of Schochet Associates. From August 2004 to January 2006, Ms. Hunter served as the Corporate Controller for Indevus Pharmaceuticals. From 1990 to 2004, Ms. Hunter held several positions from Accounting Manager to Vice President and Treasurer of The Stackpole Corporation. Effective January 2022, Ms. Hunter currently serves as a member of the board of directors and chairs the audit committee of Tenax Therapeutics, Inc. Ms. Hunter holds a Bachelor of Arts degree in Economics from Union College in Schenectady, New York.

George Avgerinos, Ph.D., 69, has served as our Senior Vice President, Biologics Operations since June 2013. Dr. Avgerinos joined us from AbbVie, Inc., where he was Vice President, HUMIRA® Manufacturing Sciences and External Partnerships. In his 22-year career at AbbVie, Inc., formerly Abbott Laboratories, formerly BASF Bioresearch Corporation (BASF), Dr. Avgerinos was responsible for many aspects of biologics development and operations. These included the HUMIRA® operations franchise, global biologics process and manufacturing sciences, biologics CMC, manufacturing operations, and third-party manufacturing. During his tenure, Dr. Avgerinos led and participated in the development of numerous clinical candidates which included the launch of HUMIRA®. He supported expansion of the supply chain to over $9.0 billion in annual global sales. Dr. Avgerinos’ efforts on HUMIRA® have been recognized with numerous awards, including the prestigious Abbott’s Chairman’s award in 2011. Dr. Avgerinos received a B.A. in Biophysics from the University of Connecticut and a Ph.D. in Biochemical Engineering from the Massachusetts Institute of Technology. Dr. Avgerinos also provides services for TG Therapeutics, Inc., a related party, pursuant to a shared services agreement as well as advising Flame Biosciences, an unrelated company.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning compensation paid by the Company to its named executive officers for services rendered to it in all capacities during the years ended December 31, 2020, and December 31, 2021.

					Non-equity
					Incentive	All
				Stock	Plan	Other

		Salary(1)	Bonus(2)	Awards(3)	Compensation(4)(5)		Total
Name and principal position(s)	Year	($)	($)	($)	($)	($)	($)
Lindsay A. Rosenwald, M.D.(6)
Chairman, President and	2021	$60,255	$—	$3,266,175	$—	$32,399	$3,358,829
Chief Executive Officer	2020	58,500	—	2,059,948	500,000	18,154	2,636,602

Robyn M. Hunter(7)
Chief Financial Officer and	2021	396,194	—	—	—	852	397,046
Corporate Secretary	2020	376,178	200,000	—	—	6,927	583,104

George Avgerinos, Ph.D.
Senior Vice President,	2021	386,522	137,830	—	—	—	524,352
Biologics Operation	2020	386,502	231,000	—	—	—	617,502

Michael S. Weiss(6)
Executive Vice Chairman,	2021	60,255	—	3,266,175	—	32,394	3,358,824
Strategic Development	2020	58,500	—	2,059,948	500,000	18,126	2,636,573

(1)	For 2021, Dr. Avgerinos’s salary was 100% reimbursed by TG Therapeutics, Inc. (“TGTX”) under the Shared Services Agreement.
(2)	Based on the potential bonus compensation in her offer letter, Ms. Hunter is eligible for a discretionary cash bonus of up to $158,477 with respect to calendar year 2021; as of April [●], the Compensation Committee has not approved a 2021 cash bonus for Ms. Hunter. For 2020, Dr. Avgerinos earned a bonus of $231,000 and $137,830 for 2021, paid in April of 2022, of which 100% was reimbursed by TGTX under the shared services agreement.
(3)	Represents the aggregate grant date fair value computed in accordance with FASB Accounting Standards Codification Topic 718, Stock Compensation, as modified or supplemented (“FASB ASC Topic 718”). On January 1, 2021 and 2020, Dr. Rosenwald and Mr. Weiss were each awarded 1,030,339 and 801,536 shares of restricted common stock of the Company (or one percent (1%) of the total outstanding shares of the Company) for their performance in 2021 and 2020.
(4)	Under the LTIP, each of Dr. Rosenwald and Mr. Weiss is eligible to receive, inter alia, a $500,000 annual cash bonus; both Dr. Rosenwald and Mr. Weiss elected to forego and disclaim such cash bonus with respect to calendar year 2021. In 2020, Dr. Rosenwald and Mr. Weiss were each awarded and paid a cash bonus of $500,000 under the LTIP, for their performance in 2020.

(5)	All other compensation for 2021 for each of Dr. Rosenwald and Mr. Weiss includes long-term disability premiums and the grant date fair value of equity awards of 500,000 restricted shares in FBIO Acquisition Corp. XV, XVI, XVII, XVIII, XIX, XX and VIII, respectively. For 2020 for each of Dr. Rosenwald and Mr. Weiss includes long-term disability premiums and the grant date fair value of equity awards of 500,000 restricted shares in FBIO Acquisition Corp. IX, X, XI, XII, XIII and XIV, respectively. For 2020, other compensation for Ms. Hunter includes long-term disability premiums of $827 and the grant date fair value of equity awards of 100,000 restricted shares in each of the following partner companies: Oncogenuity, Inc. and Baergic Inc.
(6)	Mr. Weiss, in each case through a wholly-owned LLC Caribe BioAdvisors, LLC, received in his capacity as Chairman of the Board of Checkpoint Therapeutics, Inc 16,502 restricted shares of common stock and $60,000 cash fees, and as Executive Chairman of Mustang Bio Inc. 13,774 restricted shares of common stock and $60,000 cash fees. Dr. Rosenwald received 16,502 restricted shares of common stock and $50,000 cash fees from Checkpoint Therapeutics Inc. and 13,774 restricted shares of common stock and $50,000 cash fees from Mustang Bio Inc. for his role on the Board of Directors of those companies for the year ended 2021. Mr. Weiss received in his capacity as Chairman of the Board of Checkpoint Therapeutics, Inc 24,390 restricted shares of common stock and $60,000 cash fees, and as Executive Chairman of Mustang Bio Inc. 16,611 restricted shares of common stock and $60,000 cash fees. Dr. Rosenwald received 24,390 restricted shares of common stock and $50,000 cash fees from Checkpoint Therapeutics Inc. and 16,611 restricted shares of common stock and $50,000 cash fees from Mustang Bio Inc. for his role on the Board of Directors of those companies for the year ended 2020.
(7)	For 2021, Ms. Hunter’s salary and bonus in the amount of $196,130 were reimbursed by Journey Medical Corporation.

Perquisites

From time to time, the Company may provide certain of the named executive officers with perquisites that the Board of Directors believes are reasonable and that serve an important business function. The Company does not view perquisites as a significant element of its comprehensive compensation structure, but does believe they can be useful in attracting, motivating and retaining the executive talent for which the Company competes. The Company believes that these additional benefits may assist executive officers in performing their duties and provide time efficiencies for executive officers in appropriate circumstances, and the Company may consider providing additional perquisites in the future. All future practices regarding perquisites will be approved and subject to periodic review by the Compensation Committee.

Summary of Material Components of Compensation Program

The Company believes in providing to its executive management team a competitive total compensation package featuring a combination of elements. The executive compensation programs are designed to achieve the following objectives:

●	reward performance;
●	attract, motivate and retain executives of outstanding ability and potential; and
●	ensure that executive compensation is rationally related to building stockholder value.

The Board of Directors believes that the Company’s executive compensation programs should include short- and long-term components, including cash and equity-based compensation, and should be oriented towards a merits-based metric that rewards consistent performance that meets or exceeds expectations.

Base Salaries

Base salaries for the Company’s executives are initially established through arm’s-length negotiation at the time the executive is hired, taking into account such executive’s qualifications, experience, prior salary, the scope of his or her responsibilities, and competitive market compensation paid by other companies for similar positions within the industry. Base salaries are reviewed annually, typically in connection with the annual performance review process, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance, and experience. While other of the Company’s executives are paid salaries typical within the industry for persons of their experience and expertise, Dr. Rosenwald and Mr. Weiss have elected to largely forego the payment of salary in exchange for participation in the merits-based programs described below.

Annual Discretionary Bonuses

In addition to the payment of base salaries, the Company believes that discretionary bonuses can play an important role in providing appropriate incentives to its executives to achieve the Company’s strategic objectives. As part of the annual performance reviews, the Compensation Committee reviews and analyzes each executive officer’s overall performance against such executive’s goals as identified by the Compensation Committee.

Long-Term Incentive Plan

The Fortress Biotech, Inc. Long Term Incentive Plan (the “LTIP”) is designed to compensate Dr. Rosenwald and Mr. Weiss based on their responsibilities and for their contributions to the successful achievement of certain corporate goals and objectives of the Company and to share the success and risks of the Company based upon achievement of business goals. Eligible participants include Dr. Rosenwald, Mr. Weiss, or any limited liability company or limited partnership owned and controlled by Dr. Rosenwald or Mr. Weiss, provided such entity has a bona fide service provider relationship with the Company (“Eligible Entities” and together with Dr. Rosenwald and Mr. Weiss, the “LTIP Participants”).

On January 1 of each year, the LTIP entitles the Company to grant restricted shares of common stock of the Company to the LTIP Participants equal to up to one percent (1%) of the total outstanding shares of common stock of the Company, such actual amount to be based upon the achievement of the goals and objectives of each individual as set by the Compensation Committee for the preceding year. In the case of the LTIP Participants, such goals and objectives include, among other things, the Company’s in-licensing of new medical technologies of substantial promise, operational and cash management, the Company’s issuance of new debt securities, the Company’s achievement of developmental, regulatory and clinical milestones in respect of its in-licensed technologies, the recruitment and retention of personnel, share price performance, trading volume of the Company’s public securities, and the overall positioning of the Company within its relevant market.

Restricted shares granted under the LTIP are subject to repurchase by the Company until both of the following conditions are met: (i) the Company achieves a specified market capitalization milestone, and (ii) the employee is either in the service of the Company as an employee or as a Board member (or both) on the tenth anniversary of the LTIP, or the eligible employee has had an involuntary separation from service (as defined in the LTIP). The Company’s repurchase option on such shares will also lapse upon the occurrence of a corporate transaction (as defined in the LTIP) if the eligible employee is in service on the date of the corporate transaction.

In addition, pursuant to the LTIP, upon the formation of each new partner company of the Company, the LTIP Participants are to each receive five percent (5%) of the total outstanding shares of common stock of the partner company. Accordingly, in 2021, the LTIP Participants were each granted 500,000 shares of common stock of FBIO Acquisition Corps. XV, XVI, XVII, XVIII, XIX, XX, and VIII.

Pursuant to the LTIP, the LTIP Participants are also eligible for performance-based cash bonuses not to exceed an annual aggregate amount of $1,000,000. Both Dr. Rosenwald and Mr. Weiss elected to forego and disclaim such cash bonus with respect to the calendar year 2021. In April 2021, the Compensation Committee reviewed the 2020 performance targets and approved a $500,000 cash bonus for each of Dr. Rosenwald and Mr. Weiss, which were paid in April 2021.

Equity Incentive Compensation

The Company believes that by providing its executives the opportunity to increase their ownership of Company stock, the interests of its executives will be more closely aligned with the best interests of the Company’s stockholders, encouraging long-term performance. The stock awards enable the executive officers to participate in the appreciation of the value of the Company’s stock, while personally participating in the risks of business setbacks. The Company grants equity awards to its executives pursuant to the Fortress Biotech, Inc. 2013 Stock Incentive Plan, as amended (the “2013 Plan”).

While the Company has awarded stock options to the executive officers as incentives in the past, it more recently has awarded restricted stock or restricted stock units (“RSUs”) to its executives. These RSUs vest in equal annual installments over a period of several years.

OUTSTANDING EQUITY AWARDS AT 2021 FISCAL YEAR-END

The following table sets forth certain information regarding outstanding equity awards held by the Company’s named executive officers, in securities of the company, as of December 31, 2021.

											Equity
											Incentive
											Plan
	Number of						Market		Equity		Awards:
	Securities	Number of			Number of		Value of		Incentive		Market or
	Underlying	Securities			Shares of		Shares or		Plan		Payout
	Unexercised	Underlying	Option/	Option/	Units of		Units of		Awards:		Value of
	Options/	Unexercised	Warrant	Warrant	Stock That		Stock That		Number or		Unearned
	Warrant	Options	Exercise	Expiration	Have Not		Have Not		Unearned		Shares
Name	Exercisable (#)	Unexercisable (#)	Price ($)	Date	Vested (#)		Vested ($)		Shares (#)		($)
Lindsay A. Rosenwald, M.D.	25,000	—	$1.370	10/05/2025	4,129,639		$10,324,098	(1)	2,088,995	(2)	$5,222,488	(1)
	15,000	—	6.250	02/10/2022	—		—		—		—
	15,000	—	7.420	02/07/2023	—		—		—		—

George Avgerinos, Ph.D.	200,000	—	9.210	6/4/2023	—		—		—		—

Michael S. Weiss	30,000	—	2.100	12/19/2023	4,129,639	(3)	10,324,098	(1)	6,102,511	(2)	15,256,278	(1)

Robyn M. Hunter	30,000	—	5.720	08/16/2022	—		—		—		—	(1)

(1)	Based on $2.50 per share, the closing price of our common stock on the Nasdaq Capital Market on December 31, 2021, the last trading day of the fiscal year.
(2)	Pursuant to the terms of Dr. Rosenwald’s and Mr. Weiss’ Restricted Stock Issuance Agreements for 1,979,346 shares each of restricted stock of the Company, as amended on December 15, 2017, each one-third of the shares issued shall vest when the Company achieves market capitalization of two, three, and four times the market capitalization as of the date of such grant, but in no event earlier than December 19, 2022 for 2/3 and prior to December 19, 2023 for the remaining 1/3, respectively.
(3)	Pursuant to the terms of Mr. Weiss’s 2014 Restricted Stock Issuance Agreement for 3,958,692 shares, as amended on December 15, 2017 and again on February 7, 2020,: (i) 16.67% of the shares vested on February 20, 2015; (ii) 33.34% of the shares will vest on December 19, 2022; and (iii) 10% of the remainder of the aggregate amount of such shares will vest upon each closing by the Company of a corporate development transaction, provided that if any such corporate development transaction occurs prior to December 19, 2022, vesting of each such 10% of the remainder of the shares will occur on December 19, 2022, subject to Mr. Weiss’s continued employment with the Company.

Summary of Potential Payments Upon Termination of Employment or Change in Control

Dr. Rosenwald and Mr. Weiss

The Company has not entered into employment agreements with either of Dr. Rosenwald or Mr. Weiss. The Company’s repurchase option on restricted shares granted to Dr. Rosenwald, Mr. Weiss or related entities under the LTIP lapse upon the occurrence of a corporate transaction (as defined in the LTIP) if the eligible employee is in service on the date of the corporate transaction, or upon a termination of service other than a voluntary separation.

Ms. Hunter

The Company has not entered into an employment agreement with Ms. Hunter, but she and the Company are in the process of finalizing one.

Dr. Avgerinos

In June 2013, the Company entered into an employment agreement with Dr. Avgerinos, its Senior Vice President, Biologics Operations, which provides that if the Company terminates Dr. Avgerinos without cause or he resigns for good reason, he will be entitled to: (i) severance payments at a rate equal to his base salary then in effect for a period of 12 months following his termination date; (ii) a pro-rata share of the annual milestone bonus for the year in which the termination occurred, to be paid when and if such bonus would have been paid under the employment agreement, and (iii) accelerated vesting of any option shares that would have vested on the next anniversary date of their respective grant date. As of December 31, 2020, all shares under this grant were vested.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth the indicated information as of December 31, 2021 with respect to our equity compensation plans:

Number of
	Number of		Securities
	Securities to be		Remaining
	Issued Upon		Available for
	Exercise of	Weighted-	Future Issuance
	Outstanding	Average Exercise	Under Equity
	Options,	Price of	Compensation
	Restricted	Outstanding	Plans (Excluding
	Stock Units,	Options,	Securities
	Warrants and	Warrants and	Reflected in
Plan Category	Rights (a)	Rights (b)	Column(a)(c)
Equity compensation plan approved by shareholders	8,003,416	$3.20	1,639,645
Equity compensation plan not approved by shareholders	—	—	—
Total	8,003,416	$3.20	1,639,645

Our equity compensation plans consist of the Coronado Biosciences, Inc. 2012 Employee Stock Purchase Plan, the Fortress Biotech, Inc. 2007 Stock Incentive Plan, the Fortress Biotech, Inc. 2013 Stock Incentive Plan, as amended, and the Fortress Biotech, Inc. Long Term Incentive Plan, all of which were approved by our stockholders. We do not have any equity compensation plans or arrangements that have not been approved by our stockholders.

DIRECTOR COMPENSATION

In October 2010, the Board of Directors adopted a compensation program for its non-employee directors, or the Non-Employee Director Compensation Policy. Pursuant to the Non-Employee Director Compensation Policy, each member of the Board who is not a Company employee and who is not otherwise receiving compensation from the Company pursuant to another arrangement, will receive an annual cash retainer of $30,000, payable quarterly, and may receive an initial stock option, restricted stock or restricted stock unit grant for shares of the Company’s common stock. Any such initial stock option, restricted stock or restricted stock unit grant will vest in three annual installments. In July 2011, the Non-Employee Director Compensation Policy was modified to include additional fees for committee participation whereby committee members and committee chairs will receive additional annual cash retainers of $5,000 and $10,000, respectively, payable quarterly. In addition, members may annually receive a restricted stock or restricted stock unit grant for (i) up to 50,000 shares of the Company’s common stock for service on the Board and (ii) up to 50,000 shares of the Company’s common stock for service on the Strategic Transaction Committee. Beginning in 2012, Audit Committee members and chairs receive additional annual cash retainers of $7,500 and $15,000, respectively, payable quarterly.

The following table and related footnotes show the compensation paid to or accrued for the benefit of the Company’s non-employee directors in the fiscal year ended December 31, 2021.

	Fees Earned	Stock		All Other
	or Paid in	Awards(2)		Compensation		Total
Name	Cash(1)($)	($)		($)		($)
Jimmie Harvey, Jr., M.D.	$47,500	$317,000	(3)	$—		$364,500
Malcolm Hoenlein	35,000	158,500	(3)	—		193,500
Dov Klein, CPA	60,000	317,000	(4)	—		377,000
J. Jay Lobell	67,500	317,000		—		384,500
Kevin L. Lorenz, J.D.	30,000	158,500		—		188,500
Eric K. Rowinsky, M.D	35,000	317,000		293,625	(5)	645,625

(1)	Represents director and committee fees paid for or accrued in 2021.
(2)	On January 1, 2020 the Company granted shares of its common stock to certain directors for their service on the Board of Directors and additionally, in the case of Messrs. Lobell and Klein and Drs. Harvey and Rowinsky, for their service on the Strategic Transaction Committee, pursuant to Restricted Stock Issuance Agreements. The shares vest one-third on each of the first three anniversaries of the date of grant, subject to certain restrictions. The Company retains the right to repurchase unvested shares as specified in the agreements. Amounts listed represent the aggregate fair value amount computed as of the grant date of each award during 2020 in accordance with FASB ASC Topic 718.
(3)	In 2021, Dr. Harvey and Mr. Hoenlein elected to defer 100% of the value of their stock awards. This amount was credited to each of their deferred compensation accounts, respectively.
(4)	In 2021, Mr. Klein elected to defer 80% of the value of his stock award. This amount was credited to his deferred compensation account.
(5)	In 2021, Dr. Rowinsky received $293,625 in compensation for consulting services provided to the Company.

Non-Qualified Deferred Compensation

On March 12, 2015, the Compensation Committee of the Board approved a deferred compensation plan (the “Plan”) for non-employee directors (“Participants”). The Plan is administered by the Compensation Committee and intended to be a non-qualified benefit plan for purposes of the Employee Retirement Income Security Act of 1974, as amended.

Pursuant to the Plan, a Participant can defer all or a portion of Participant’s unearned annual fees, meeting fees and committee fees, including restricted stock and restricted stock units. Deferred cash compensation will be converted into a number of stock units, determined based upon the closing price of the Company’s common stock on the date such fees would otherwise have been payable and placed into the Participant’s deferred compensation account (“Account”). Deferred restricted stock unit grants will be converted on a share-for-share basis on the date such restricted stock units would otherwise have been payable and placed into the Participant’s Account.

On the tenth business day of January of the year following the Participant’s termination of service on the Board due to resignation, removal, failure to be re-elected or retirement, the amount of deferred compensation in the Participant’s Account will be distributed to the Participant in a lump sum payment of a number of shares of the Company’s common stock under the Plan equal to the number of whole stock units in the Account and cash in lieu of any fractional shares. Distributions from the Account may be accelerated in the event of the Participant’s death or upon a corporate transaction (as defined in the Plan).

DELINQUENT SECTION 16(A) BENEFICIAL OWNERSHIP REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of the shares of our common stock to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of any Forms 3, 4 or 5 that they file. The SEC rules require us to disclose late filings of initial reports of stock ownership and changes in stock ownership by our directors, executive officers and 10% stockholders. Based solely on a review of copies of the Forms 3, 4 and 5 furnished to us by reporting persons and any written representations furnished by certain reporting persons, we believe that during the fiscal year ended December 31, 2021, the following Section 16(a) filings were untimely: two Forms 4 for each of Dr. Rosenwald, Mr. Klein, and Mr. Hoenlein; and one Form 4 for each of Mr. Weiss, Dr. Rowinsky, Dr. Harvey, Mr. Lobell, Mr. Lorenz, and Ms. Hunter.

RELATED-PERSON TRANSACTIONS

Since January 1, 2021, the Company has not been a party to any transaction in which the amount involved exceeded or will exceed $120,000, and in which any of its directors, named executive officers or beneficial owners of more than 5% of the Company’s capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than as set forth herein or in our Annual Report on Form 10-K and other than compensation, termination, and change-in-control arrangements, all of which are described under — Compensation Overview above.

The written charter of the Audit Committee authorizes, and the Nasdaq Stock Market listing rules require, the Audit Committee to review and approve related-party transactions. In reviewing related-party transactions, the Audit Committee applies the basic standard that transactions with affiliates should be made on terms no less favorable to the Company than could have been obtained from unaffiliated parties. Therefore, the Audit Committee reviews the benefits of the transactions, terms of the transactions and the terms available from unrelated third parties, as applicable. All transactions other than compensatory arrangements between the Company and its officers, directors, principal stockholders and their affiliates will be approved by the Audit Committee or a majority of the disinterested directors, and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

Other Related Parties

The Company’s Chairman, President and Chief Executive Officer, individually and through certain trusts over which he has voting and dispositive control, beneficially owned approximately 10.9% and 9.9% of the Company’s issued and outstanding Common Stock as of December 31, 2021 and 2020, respectively. The Company’s Executive Vice Chairman, Strategic Development individually owns approximately 11.6% and 10.8% of the Company’s issued and outstanding Common Stock at December 31, 2021 and 2020, respectively.

Shared Services Agreement with TGTX

In July 2015, TGTX and the Company entered into an arrangement to share the cost of certain research and development employees. The Company’s Executive Vice Chairman, Strategic Development, is Executive Chairman and Chief Executive Officer of TGTX. Under the terms of the Agreement, TGTX will reimburse the Company for the salary and benefit costs associated with these employees based upon actual hours worked on TGTX related projects. For the year ended December 31, 2021 and 2020, the Company invoiced TGTX $0.4 million and $0.6 million, respectively. The Company received payments of $0.4 million and $0.5 million, respectively, for the years ended December 31, 2021 and 2020.

Desk Share Agreement with TGTX

The Desk Share Agreement with TGTX, as amended, requires TGTX to pay 65% of the average annual rent. Additionally, the Company has reserved the right to execute desk share agreements with other third parties and those arrangements will affect the cost of the lease actually borne by the Company. Each initial Desk Share Agreement has a term of five years. In connection with the Company’s desk share agreement for the New York, NY office space, for the year ended December 31, 2021 and 2020, the Company had paid $2.7 million and $2.6 million in rent, respectively, and invoiced TGTX approximately $1.5 million and $1.6 million for their prorated share of the rent base. At December 31, 2021, there were no amounts due from TGTX related to this arrangement.

In 2018, TGTX employees began to occupy desks in the Waltham, MA office under the Desk Share Agreement. For the years ended December 31, 2021 and 2020, the Company had paid approximately $0.2 million and $0.3 million in rent for the Waltham, MA office, and invoiced TGTX approximately $0.1 million, and $0.1 million, respectively. At December 31, 2021, there were no amounts due from TGTX related to this arrangement.

Founders Agreement and Management Services Agreement

The Company has entered into Founders Agreements with each of the Fortress partner companies listed in the table below. Pursuant to each Founders Agreement, in exchange for the time and capital expended in the formation of each Fortress partner company and the identification of specific assets the acquisition of which result in the formation of a viable emerging growth life science company, the Company will loan each such Fortress partner company an amount representing the up-front fee required to acquire assets. Each Founders Agreement has a term of 15 years, which upon expiration automatically renews for successive one-year periods unless terminated by the Company or a Change in Control (as defined in the Founders Agreement) occurs. In connection with each Founders Agreement the Company receives 250,000 Class A Preferred shares (except for that with Checkpoint, in which the Company holds Class A Common Stock). The Class A Preferred Stock (Class A Common Stock with respect to Checkpoint) is identical to common stock other than as to voting rights, conversion rights and the PIK Dividend right (as described below). Each share of Class A Preferred Stock (Class A Common Stock with respect to Checkpoint) is entitled to vote the number of votes that is equal to one and one-tenth (1.1) times a fraction, the numerator of which is the sum of (A) the shares of outstanding common stock and (B) the whole shares of common stock into which the shares of outstanding Class A Preferred Stock (Class A Common Stock with respect to Checkpoint) are convertible and the denominator of which is the number of shares of outstanding Class A Preferred Stock (Class A Common Stock with respect to Checkpoint). Thus, the Class A Preferred Stock (Class A Common Stock with respect to Checkpoint) will at all times constitute a voting majority. Each share of Class A Preferred Stock (Class A Common Stock with respect to Checkpoint) is convertible, at the holder’s option, into one fully paid and nonassessable share of common stock of such Fortress partner company, subject to certain adjustments. The holders of Class A Preferred Stock (and the Class A Common Stock with respect to Checkpoint), as a class, are entitled receive on each effective date or “Trigger Date” (defined as the date that the Company first acquired, whether by license or otherwise, ownership rights to a product) of each agreement (each a “PIK Dividend Payment Date”) until the date all outstanding Class A Preferred Stock (Class A Common Stock with respect to Checkpoint) is converted into common stock or redeemed (and the purchase price is paid in full), pro rata per share dividends paid in additional fully paid and nonassessable shares of common stock (“PIK Dividends”) such that the aggregate number of shares of common stock issued pursuant to such PIK Dividend is equal to 2.5% of such Fortress partner company’s fully-diluted outstanding capitalization on the date that is one (1) business day prior to any PIK Dividend Payment Date. The Company has reached agreements with several of the Fortress partner companies to change the PIK Dividend Interest Payment Date to January 1 of each year — a change that has not and will not result in the issuance of any additional Fortress partner company common stock beyond that amount to which the Company would otherwise be entitled absent such change(s). The Company owns 100% of the Class A Preferred Stock (Class A Common Stock with respect to Checkpoint) of each Fortress partner company that has a Founders Agreement with the Company in place.

Additionally, each Fortress partner company with which the Company has a Founders Agreement will also: (i) pay an equity fee in shares of the common stock of such Fortress partner company payable within five business days of the closing of any equity or debt financing for each Fortress partner company or any of its respective partner companies that occurs after the effective date of the Founders Agreement and ending on the date when the Company no longer has majority voting control in such Fortress partner company’s voting equity, equal to 2.5% of the gross amount of any such equity or debt financing; and (ii) pay a cash fee equal to 4.5% of such Fortress partner company’s annual net sales, payable on an annual basis, within ninety days of the end of each calendar year. In the event of a Change in Control, each such Fortress partner company will pay a one-time change in control fee equal to five times the product of (A) net sales for the twelve months immediately preceding the change in control and (B) 4.5%.

The following table summarizes, by partner company, the effective date of the Founders Agreements and PIK dividend or equity fee payable to the Company in accordance with the terms of the Founders Agreements, Exchange Agreements and the partner companies’ certificates of incorporation.

		PIK Dividend
		as a % of fully
		diluted
		outstanding		Class of Stock
Partner Company(1)	Effective Date(2)	capitalization		Issued
Aevitas	July 28, 2017	2.5%		Common Stock
Avenue	February 17, 2015	0.0	%(3)	Common Stock
Baergic	December 17, 2019(5)	2.5%		Common Stock
Cellvation	October 31, 2016	2.5%		Common Stock
Checkpoint	March 17, 2015	0.0	%(4)	Common Stock
Cyprium	March 13,2017	2.5%		Common Stock
Helocyte	March 20, 2015	2.5%		Common Stock
Mustang	March 13, 2015	2.5%		Common Stock
Oncogenuity	April 22, 2020(5)	2.5%		Common Stock
UR-1	November 7, 2017(5)(6)	2.5%		Common Stock

(1)	Fortress has also created over fifteen additional partner companies in collaboration with some of the world’s foremost key opinion leaders in various medical fields; such companies have contingently effective Founders Agreements and MSAs, which automatically take effect upon acquisition by such companies of foundational candidate technologies.
(2)	Represents the effective date of each partner company’s Founders Agreement. Each PIK dividend and equity fee is payable on the annual anniversary of the effective date of the original Founders Agreement or has since been amended to January 1 of each calendar year.
(3)	PIK dividends from Avenue are not paid or accrued to the Company during the pendency of certain rights held by InvaGen Pharmaceuticals, Inc. under the Avenue Stockholders Agreement.
(4)	Instead of a PIK dividend, Checkpoint pays the Company an annual equity fee in shares of Checkpoint’s common stock equal to 2.5% of Checkpoint’s fully diluted outstanding capitalization, pursuant to its Founders Agreement.
(5)	Represents the Trigger Date, the date that the Fortress partner company first acquires, whether by license or otherwise, ownership rights in a product.
(6)	Under the UR-1 Founders Agreement, the 4.5% royalty payment obligation owing by UR-1 to Fortress will contractually survive a Change of Control of UR-1.

Equity Fees and PIK Dividends

The following table summarizes, by partner company, the PIK dividend or equity fee recorded by the Company in accordance with the terms of the Founders Agreements, Exchange Agreements and the partner companies’ certificates of incorporation ($ in thousands):

		Year Ended	Year Ended
	PIK Dividend	December 31,	December 31,
Partner Company	Date	2021(1)	2020
Aevitas	January 1	$22	$11
Baergic	January 1	10	10
Cellvation	January 1	9	7
Checkpoint	January 1	6,598	4,617
Cyprium	January 1	1,304	711
Helocyte	January 1	141	138
Mustang	January 1	4,212	7,577
Oncogenuity	January 1	5	—
UR-1	January 1	26	—
Fortress		(12,327)	(13,071)
Consolidated (Income)/Expense		$—	$—

(1)	Includes 2022 PIK dividend accrued for the year ended December 31, 2021, as Type 1 subsequent event.

Management Services Agreements

The Company has entered into Management Services Agreements (the “MSAs”) with certain of the Fortress partner companies. Pursuant to each MSA, the Company’s management and personnel provide advisory, consulting and strategic services to each Fortress partner company that has entered into an MSA with Fortress for a period of five years. Such services may include, without limitation, (i) advice and assistance concerning any and all aspects of each such Fortress partner company’s operations, clinical trials, financial planning and strategic transactions and financings and (ii) conducting relations on behalf of each such Fortress partner company with accountants, attorneys, financial advisors and other professionals (collectively, the “Services”). Each such Fortress partner company is obligated to utilize clinical research services, medical education, communication and marketing services and investor relations/public relation services of companies or individuals designated by Fortress, provided those services are offered at market prices. However, such Fortress partner companies are not obligated to take or act upon any advice rendered from Fortress, and the Company shall not be liable to any such Fortress partner company for its actions or inactions based upon the Company’s advice. The Company and its affiliates, including all members of Fortress’ Board of Directors, have been contractually exempted from fiduciary duties to each such Fortress partner company relating to corporate opportunities.

The following table summarizes, by Fortress partner company, the effective date of the MSA and the annual consulting fee payable by the partner company to the Company in quarterly installments ($ in thousands):

		Annual MSA Fee
Partner Company	Effective Date	(Income)/Expense
Aevitas	July 28, 2017	500
Avenue(2)	February 17, 2015	—
Baergic	March 9, 2017	500
Cellvation	October 31, 2016	500
Checkpoint	March 17, 2015	500
Cyprium	March 13, 2017	500
Helocyte	March 20, 2015	$500
Mustang	March 13, 2015	500
Oncogenuity	February 10, 2017	500
UR-1	November 30, 2017(1)	500
Fortress		(4,500)
Consolidated (Income)/Expense		$—

(1)	Trigger Date.
(2)	Pursuant to the terms of the agreement between Avenue and InvaGen Pharmaceuticals, Inc. during the term of the SPMA fees under the MSA will not be due nor will they be accrued.

Fees recorded in connection with the Company’s agreements with its partner companies are eliminated in consolidation. These include management services fees, issuance of common shares of Fortress partner companies, in connection with third party raises and annual stock dividend or issuances on the anniversary date of respective Founders Agreements.

STOCK OWNERSHIP OF OUR DIRECTORS, EXECUTIVE OFFICERS, AND 5% BENEFICIAL OWNERS

The following table shows information, as of March 31, 2022, concerning the beneficial ownership of our common stock by:

●	each person we know to be the beneficial owner of more than 5% of our common stock;
●	each of our current directors;
●	each of our NEOs shown in our Summary Compensation Table; and
●	all current directors and NEOs as a group.

As of March 31, 2022, there were 106,321,875 shares of our common stock outstanding. In order to calculate a stockholder’s percentage of beneficial ownership, we include in the calculation those shares underlying options or warrants beneficially owned by that stockholder that are vested or that will vest within 60 days of March 31, 2022. Shares of restricted stock are deemed to be outstanding. Options or warrants held by other stockholders that are not attributed to the named beneficial owner are disregarded in this calculation. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the shares of our common stock. Unless we have indicated otherwise, each person named in the table below has sole voting power and investment power for the shares listed opposite such person’s name, except to the extent authority is shared by spouses under community property laws.

			Shares
			Under
			Exercisable
			Options and
			Unvested
			Restricted	Total Shares	Percentage
	Shares		Stock	Beneficially	Beneficially
Name and Address of Beneficial Owner	Owned		Units(1)	Owned	Owned
5% or Greater Stockholder: Directors and Named Executive Officers:
Michael S. Weiss	12,335,136		30,000	12,365,136	11.6%
Lindsay A. Rosenwald, M.D.	11,525,324	(2)	55,000	11,580,324	10.9%
J. Jay Lobell	1,236,000		85,000	1,321,000	1.2%
Eric K. Rowinsky, M.D.	720,000		238,490	958,490	*	%
George C. Avgerinos, Ph.D.(4)	655,170		200,000	855,170	*	%
Robyn M. Hunter	163,877		60,000	223,877	*	%
Jimmie Harvey, Jr., M.D.	50,000		85,000	135,000	*	%
Dov Klein, CPA	191,015	(3)	—	191,015	*	%
Malcolm Hoenlein	85,636		—	85,636	*	%
Kevin L. Lorenz, J.D.	274,572		—	274,572	*	%
All current executive officers and directors as a group (10 persons)	27,236,730		753,490	27,990,220	26.3%

*     Less than 1%

(1)	Includes only options and unvested restricted stock units exercisable within 60 days of March 31, 2022.
(2)	Includes 10,611,480 shares held directly by Dr. Rosenwald, 170,983 shares held by Capretti Grandi, LLC, and 742,861 shares held by Paramount Biosciences, LLC (“PBS”). Dr. Rosenwald has voting and dispositive control over the shares held by Capretti Grandi, LLC and PBS. Does not include (i) 453,822 shares of common stock held by the LAR Family Trusts, or (ii) 1,000,000 shares of common stock held by state trusts established for the benefit of Dr. Rosenwald’s family, over which Dr. Rosenwald does not have any voting or dispositive control.
(3)	Includes 1,800 shares of common stock held by Mr. Klein’s spouse.
(4)	Includes 200,000 options reinstated on April 17, 2019.

PROPOSAL ONE: ELECTION OF DIRECTORS; NOMINEES

Our Second Amended and Restated Bylaws provide that the Board shall consist of one or more members, as determined from time to time by resolution of the Board. Our Board currently consists of eight members. The nominated directors are: Chairman Dr. Rosenwald; Executive Vice Chairman, Strategic Development Mr. Weiss; Co-Vice Chairman Dr. Rowinsky; and directors Messrs. Hoenlein, Klein, Lobell, Lorenz and Dr. Harvey. For information about each of the nominees and our Board generally, please see “Corporate Governance-Our Board of Directors” beginning on page 7. If elected, the nominees will hold office until the next annual meeting and until a respective successor is elected and has been qualified, or until such director resigns or is removed from office. Management expects that each of the nominees will be available for election, but if any of them is unable to serve at the time the election occurs, your proxy will be voted for the election of another nominee to be designated by a majority of the independent directors serving on our Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR. IF A CHOICE IS SPECIFIED ON THE PROXY BY THE STOCKHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED “FOR” ALL OF THE NOMINEES. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A PLURALITY OF THE SHARES OF COMPANY COMMON STOCK REPRESENTED AND ENTITLED TO VOTE AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR THE ELECTION OF THE NOMINEES.

PROPOSAL TWO: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) requires that our stockholders approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in accordance with the executive compensation disclosure rules contained in Item 402 of the SEC’s Regulation S-K. Accordingly, we are seeking input from our stockholders with this advisory vote on the compensation of our named executive officers. The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers as disclosed in the Executive Compensation section of this proxy statement. We are providing this vote as required pursuant to Section 14A of the Securities Exchange Act of 1934.

Please see “Executive Compensation” for a full description of our executive compensation philosophy and current levels of executive compensation.

THE BOARD RECOMMENDS A VOTE “FOR” THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT. THE AFFIRMATIVE VOTE OF THE MAJORITY OF SHARES PRESENT VIRTUALLY OR REPRESENTED BY PROXY AT THE MEETING AND ENTITLED TO VOTE ON THE SUBJECT MATTER IS REQUIRED FOR APPROVAL.

PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board is submitting the selection of KPMG LLP as our independent registered public accounting firm to the stockholders for ratification at our Annual Meeting. Stockholder ratification of our independent registered public accounting firm is not required by our Second Amended and Restated Bylaws or otherwise. If KPMG LLP is not ratified as our independent registered public accounting firm by a majority of the shares present or represented by proxy, the Audit Committee will review its future selection of independent registered public accounting firm. KPMG LLP will still serve as our independent registered public accounting firm for the year ending December 31, 2022, if its appointment is not ratified by our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2022. THE AFFIRMATIVE VOTE OF THE MAJORITY OF SHARES CAST VIRTUALLY OR BY PROXY AT THE MEETING AND ENTITLED TO VOTE ON THE SUBJECT MATTER IS REQUIRED FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP.

PROPOSAL FOUR: AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Board is submitting to the stockholders for approval an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, in Article 4, Section A. that would increase the number of shares of Common Stock the Company is authorized to issue from 170,000,000 to 200,000,000. The text of the amendment is attached to this proxy statement as Exhibit A.

The Board believes that it is prudent and in the best business interest of the Company to increase the authorized number of shares of common stock available for issuance under the Company’s Amended and Restated Certificate of Incorporation, as amended, in order to maintain a reserve of shares available for prompt issuance to meet business needs, including strategic acquisition opportunities or equity offerings, as such needs or opportunities arise. The Board believes that maintaining such a reserve will enable the Board to respond quickly and efficiently to promising opportunities or market conditions, such as raising additional capital for ongoing operations, establishing strategic relationships with corporate partners, acquiring or investing in complementary businesses or products, and providing equity incentives to employees.

All authorized but unissued shares of common stock will be available for issuance from time to time for any proper purpose approved by the Board (including issuances made to raise capital, to effectuate strategic acquisitions or other transactions, or for use in stock-based employee benefit plans), without further vote of the stockholders, except as required under applicable law or the Nasdaq Marketplace Rules. Except as may be effected under our At Market Issuance Sales Agreement dated June 28, 2019, we do not currently have any specific plans to effect public offerings of shares of our common stock, nor are there any arrangements, agreements or understandings for the issuance of the additional shares of authorized common stock, except for issuances in the ordinary course of business.

THE BOARD RECOMMENDS A VOTE “FOR” THE AMENDMENT. THE AFFIRMATIVE VOTE OF THE MAJORITY OF SHARES OF COMMON STOCK OUTSTANDING IS REQUIRED FOR APPROVAL.

Proposal FIVE: AMENDMENT TO THE COMPANY’S 2013 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER

The Board is submitting to the stockholders for approval an amendment to the Company’s 2013 Stock Incentive Plan, as amended, to increase the number of shares of the Company’s Common Stock authorized for issues thereunder by 3,000,000 to 16,000,000. As of December 31, 2021, 1,639,645 shares of the Company’s Common Stock were available to issue under the Company’s 2013 Stock Incentive Plan, see page 23. As a result, assuming approval of this Proposal by the stockholders, the total amount of shares authorized under the Company’s 2013 Stock Incentive Plan would be 16,000,000, which is inclusive of 11,360,355 shares already issued from the plan’s inception in 2013 through December 31, 2021.

The text of the amendment is attached to this proxy statement as Exhibit B.

The Board believes that it is prudent and in the best interest of the Company to increase the number of shares of common stock authorized for issuance under the Company’s 2013 Stock Incentive Plan in order to maintain a reserve of shares available for use as equity compensation grants. The Board believes that equity compensation serves to align the interests of our management and employees with the interests of our stockholders, link pay to performance, and provide a strong incentive to our talented executives and employees to both join and remain with the Company as we continue to move towards commercialization of our and our partner companies’ products. Importantly, equity compensation allows us to conserve our crucial cash resources while still being able to attract high quality employees and competitively compensate our experienced management team. The increase in the number of shares authorized for issuance under the Company’s 2013 Stock Incentive Plan is intended to ensure that we have enough shares available under the plan to properly reward and provide incentive for employees who are responsible for long-term success of the Company. If we are not able to grant equity awards, we risk losing our executives and employees to our competition, which would be disruptive and detrimental to our goals and, ultimately, to our ability to create value for our stockholders.

THE BOARD RECOMMENDS A VOTE “FOR” THE AMENDMENT. THE AFFIRMATIVE VOTE OF THE MAJORITY OF SHARES CAST IN PERSON OR BY PROXY AT THE MEETING AND ENTITLED TO VOTE ON THE SUBJECT MATTER IS REQUIRED FOR APPROVAL.

ADDITIONAL INFORMATION

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and 2021 Annual Report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at: Fortress Biotech, Inc., 1111 Kane Concourse Suite 301, Bay Harbor Island, FL 33154, Attn: Robyn M. Hunter. You may also contact us at (781) 652-4500.

If you want to receive separate copies of the proxy statement and annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or phone number.

Stockholder Proposals for Our 2023 Annual Meeting

Only proper proposals under Rule 14a-8 of the Exchange Act which are timely received will be included in the proxy materials for our next annual meeting. In order to be considered timely, such proposal must be received by our Corporate Secretary, Robyn M. Hunter, at 1111 Kane Concourse Suite 301, Bay Harbor Island, FL 33154, no later than December 31, 2022. We suggest that stockholders submit any stockholder proposal by certified mail, return receipt requested.

Our Second Amended and Restated Bylaws require stockholders to provide advance notice to the Company of any stockholder director nomination(s) and any other matter a stockholder wishes to present for action at an annual meeting of stockholders (other than matters to be included in our proxy statement, which are discussed in the previous paragraph). In order to properly bring business before an annual meeting, our Second Amended and Restated Bylaws require, among other things, that the stockholder submit written notice thereof complying with our Second Amended and Restated Bylaws to Robyn M. Hunter, our Corporate Secretary, at the above address, not less than 60 days nor more than 90 days prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 (as discussed above) no sooner than March 19, 2023, and no later than April 18, 2023. If a stockholder fails to provide timely notice of a proposal to be presented at our 2023 Annual Meeting of Stockholders, the proxy designated by our Board will have discretionary authority to vote on any such proposal that may come before the meeting.

In addition to satisfying the foregoing requirements under the Company’s bylaws, to comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 22, 2023.

Other Matters

Our Board does not know of any other matters that may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the person named in the accompanying proxy card to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

We will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, our officers and employees may solicit proxies in person or by telephone. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

Incorporation of Information by Reference

The Audit Committee Report contained in this proxy statement is not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended or the Exchange Act, except to the extent that we specifically incorporate such information by reference. Our Annual Report on Form 10-K for the year ended December 31, 2021, delivered to you together with this proxy statement, is hereby incorporated by reference.

EXHIBIT A

CERTIFICATE OF AMENDMENT OF THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, OF

FORTRESS BIOTECH, INC.

Fortress Biotech, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the “DGCL”), does hereby certify:

1.	The Amended and Restated Certificate of Incorporation of the Corporation, as amended, is hereby amended by deleting the first paragraph of Article IV, Section A thereof in its entirety and inserting the following in lieu thereof:

“This Corporation is authorized to issue two classes of stock to be designated “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 215,000,000 shares, 200,000,000 of which shall be Common Stock, par value $0.001 per share, and 15,000,000 of which shall be Preferred Stock, par value $0.001 per share.”

2.	The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Amended and Restated Certificate of Incorporation, as amended, to be executed and acknowledged by its duly appointed officer as of this ___ day of June, 2022.

FORTRESS BIOTECH, INC.

By:
Name: Lindsay Rosenwald, M.D.
Title: Chief Executive Officer

EXHIBIT B

AMENDMENT TO THE COMPANY’S 2013 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER

3. STOCK SUBJECT TO THE PLAN

(a) Subject to the provisions of Section 12 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is Sixteen Million (16,000,000) Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.